UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 17, 2004

Date of Report (Date of earliest event reported)

Shurgard Storage Centers, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	001-11455	91-1603837
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1155 Valley Street, Suite 400

Seattle, Washington 98109-4426

(Address of principal executive offices) (Zip Code)

(206) 624-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On September 17, 2004, Shurgard Storage Centers, Inc. (“Shurgard”) issued a press release announcing the election of Mr. Dev Ghose to the position of Executive Vice President and Chief Financial Officer, effective immediately.

As an executive officer of the Company, Mr. Ghose is a party to a Senior Management Employment Agreement which the Company provides to each of its executive officers, a form of which is filed as an exhibit to our Form 10-Q for the quarter ended September 30, 2000. This agreement provides for the continuation of pay and benefits in the event that his employment is terminated by Shurgard other than for cause, or by the employee for good reason, within two years after certain business combination transactions, including, but not limited to, changes of control. The agreement provides for two and one-half years of annual salary and average bonus, and, in the event of certain taxation of payments made under these agreements, additional payments necessary to offset the taxes.

A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1:    Press release dated September 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shurgard Storage Centers, Inc.

Dated: September 17, 2004	By:	/s/ David K. Grant
	Name:	David K. Grant
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 17, 2004